UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 22, 2018
(Date of earliest event reported: June 18, 2018)

REVLON CONSUMER PRODUCTS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-59650	13-3662953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One New York Plaza, New York, New York	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01. Entry Into a Material Definitive Agreement.

As previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 15, 2018, Revlon Consumer Products Corporation (“RCPC”), the wholly-owned subsidiary of Revlon, Inc. (“Revlon” and together with RCPC, the “Company”) is in negotiations with its lenders to expand its available liquidity. Given that these discussions are ongoing, on June 18, 2018, RCPC entered into a Senior Unsecured Line of Credit Agreement  (the “Line of Credit Agreement”) providing RCPC with a $50 million senior unsecured line of credit (the “Line of Credit”) from MacAndrews & Forbes Incorporated (the “Lender”), Revlon’s majority stockholder. The Lender beneficially owns 44,573,187 shares of Revlon’s Class A common stock, representing approximately 84.4% of Revlon’s outstanding shares of voting capital stock.

The Line of Credit allows RCPC to request loans thereunder and to use the proceeds of such loans for working capital and other general corporate purposes until the facility matures on December 31, 2018.

The Line of Credit bears interest at an annual rate of 8%, which is payable quarterly in arrears in cash on September 30, 2018 and at maturity. RCPC may, at its option, prepay any borrowings under the Line of Credit, in whole or in part (together with accrued and unpaid interest), at any time prior to maturity, without premium or penalty. RCPC is required to repay any outstanding loans under the Line of Credit, together with accrued interest thereon, if and to the extent that: (i) RCPC or any of its subsidiaries enters into a new financing agreement under which it or any of its subsidiaries is then able to draw; or (ii) for any reason RCPC or any of its subsidiaries has available unrestricted cash that RCPC determines, in its reasonable judgment, is not required to run their operations in the ordinary course of business, provided that such repayment under this clause (ii) would not result in material adverse tax consequences.

The Line of Credit Agreement includes customary events of default, including a cross default provision making it an event of default under the Line of Credit Agreement if there exists and continues an event default under RCPC’s existing bank term loan and revolver credit agreements or the indentures for its 5.75% Senior Notes or 6.25% Senior Notes. If any such event of default occurs, the Lender may declare all outstanding loans under the  Line of Credit to be due and payable immediately.

The description above is qualified in its entirety by the Line of Credit Agreement, which is included as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion set forth under Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K, which discussion is incorporated herein by reference in its entirety.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Senior Unsecured Line of Credit Agreement, dated as of June 18, 2018, between Revlon Consumer Products Corporation, as borrower, and MacAndrews & Forbes Incorporated, as lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON CONSUMER PRODUCTS CORPORATION

	By:	/s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel and Secretary

Date: June 22, 2018

EXHIBIT INDEX

Exhibit No.	Description

10.1	Senior Line of Credit Agreement, dated as of June 18, 2018, between Revlon Consumer Products Corporation, as borrower, and MacAndrews & Forbes Incorporated, as lender.